UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2015

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-36250	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 3, 2015, Ciena Corporation ("Ciena") issued a press release announcing its financial results for its third fiscal quarter ended July 31, 2015. The text of the press release is furnished as Exhibit 99.1 to this Report. The information in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

As discussed in the press release above, Ciena will be hosting an investor call to discuss its results of operations for its third quarter of fiscal 2015. Ciena is making available on its corporate website at http://investor.ciena.com/financials.cfm an investor presentation to accompany this call. This presentation includes certain highlighted items from the third quarter of fiscal 2015 to be discussed on the call and certain historical results.

Investors are encouraged to review the “Investors” page of our website at www.ciena.com because, as with the other disclosure channels that we use, from time to time we may post material information exclusively on that site.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)(c)    On September 3, 2015, Ciena announced that its Board of Directors has approved the appointment of François Locoh-Donou to serve as Ciena’s Senior Vice President and Chief Operating Officer effective as of November 1, 2015. Mr. Locoh-Donou has served in his current role as Ciena’s Senior Vice President, Global Products Group since August 2011. In this new role, Mr. Locoh-Donou, 43, will assume responsibility for Ciena’s Global Field Organization, including the global sales and services functions, while retaining his existing responsibility for the research and development, product line management, supply chain and network integration functions. Mr. Locoh-Donou joined Ciena in August 2002 and previously served as Ciena’s Vice President and General Manager, EMEA, from June 2005 to July 2011. Additional information regarding Mr. Locoh-Donou’s appointment is included in the press release filed as Exhibit 99.2 to this Form 8-K. The current compensation arrangements for Mr. Locoh-Donou were not changed at the time of his appointment and are materially consistent with those described in Ciena’s proxy statement for its 2015 Annual Meeting of Stockholders under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables.” Upon the effectiveness of Mr. Locoh-Donou's appointment as Ciena’s Senior Vice President and Chief Operating Officer he shall cease to serve as Ciena’s Senior Vice President, Global Products Group.

ITEM 8.01 - OTHER EVENTS

Upon the August 3, 2015 closing of Ciena’s acquisition of Cyan, Inc. (“Cyan”), Ciena assumed Cyan’s $50.0 million in outstanding principal amount of 8.0% Convertible Senior Secured Notes due 2019 (the "2019 Notes"). Under the terms of the indenture governing the 2019 Notes, following the closing of the acquisition, the note holders were given the right to convert the 2019 Notes at an increased conversion rate of approximately 91.79 shares of Ciena common stock and $290.08 in cash for each $1,000 principal amount of 2019 Notes surrendered for conversion. As of September 3, 2015, holders representing 100% of the outstanding aggregate principal amount of 2019 Notes have made such conversion election and, accordingly, there are no remaining 2019 Notes outstanding. In satisfaction of such conversion elections, Ciena issued, in the aggregate, approximately 4.6 million shares of common stock and paid $14.5 million in cash.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 99.1	Text of Press Release dated September 3, 2015, issued by Ciena Corporation, reporting its results of operations for its third fiscal quarter ended July 31, 2015
	Exhibit 99.2	Text of Press Release dated September 3, 2015, issued by Ciena Corporation, announcing appointment of Senior Vice President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: September 3, 2015	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary